Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910

65.6880.9600 phone

65.6880.9580 fax

www.kns.com

Kulicke & Soffa Reports Second Quarter 2013 Results

Singapore – April 30, 2013 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its second fiscal quarter ended March 30, 2013.

Quarterly Results
	Fiscal Q2 2013	Change vs. Fiscal Q2 2012	Change vs. Fiscal Q1 2013
Net Revenue	$106.1 million	(27.5%)	(7.0%)
Gross Profit	$48.8 million	(26.8%)	(5.2%)
Gross Margin	46.0%	40 bps	80 bps
Income from Operations	$8.2 million	(59.5%)	94.8%
Operating Margin	7.7%	(610) bps	400 bps
Net Income	$7.3 million	(55.9%)	103.6%
Net Margin	6.9%	(450) bps	370 bps
EPS – Diluted	$0.10	(54.5%)	100%

Bruno Guilmart, Kulicke & Soffa’s President and Chief Executive Officer, said, “The second fiscal quarter’s revenue exceeded the high-end of our guidance range. The broadening of our customer base helped partially offset softer demand from certain key customers. Importantly, despite the recent softness and based on the latest VLSI reports and internal data, we believe that we have at least maintained our market share and we remain confident in the ongoing copper transition.”

Second Quarter Fiscal 2013 Key Product Trends

•	Ball bonder equipment net revenue decreased 4.3% over the December quarter.
•	67.7% of ball bonder equipment was sold as copper capable bonders.
•	Wedge bonder equipment net revenue decreased 56.6% from the December quarter.

Second Quarter Fiscal 2013 Financial Highlights

•	Net revenue of $106.1 million.
•	Gross margin of 46.0%.
•	Net income was $7.3 million or $0.10 per share.
•	Cash and cash equivalents were $498.6 million as at March 30, 2013.

Third Quarter Fiscal 2013 Outlook

The Company expects net revenue in the third fiscal quarter of 2013 ending June 29, 2013 to be approximately $120 million to $130 million.

Looking forward, Bruno Guilmart commented, “Wire bonding remains a very significant manufacturing process step for the overwhelming majority of global semiconductor products. We do not expect this to change over the foreseeable future, as wire bonding is and will likely continue to be the most cost-effective interconnect solution. We remain positive in our core business outlook and continue to invest in new products that maintain our existing market leadership positions, such as our recently released PowerFusionPSTM line of wedge bonding solutions. We also remain focused on new opportunities, such as investments in our advanced packaging program, which will provide new vectors of long-term growth with an attractive return on investment profile.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, April 30, 2013, beginning at 8:00 am (EDT). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through May 7, 2013 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 421379. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a slowdown of transition from gold to copper wire bonding by our customers and the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2012 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Planning
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

# # #

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Six months ended
	March 30,	March 31,	March 30,	March 31,
	2013	2012	2013	2012

Net revenue:
Equipment	$91,083	$131,053	$190,985	$237,202
Expendable Tools	15,027	15,255	29,164	29,130
Total net revenue	106,110	146,308	220,149	266,332

Cost of sales:
Equipment	51,140	72,835	107,572	131,839
Expendable Tools	6,150	6,786	12,232	12,530
Total cost of sales	57,290	79,621	119,804	144,369

Gross profit:
Equipment	39,943	58,218	83,413	105,363
Expendable Tools	8,877	8,469	16,932	16,600
Total gross profit	48,820	66,687	100,345	121,963

Operating expenses:
Selling, general and administrative	26,204	27,484	52,234	52,724
Research and development	12,207	15,911	30,460	30,059
Amortization of intangible assets	2,294	2,294	4,587	4,589
Restructuring	(75)	756	669	1,973
Total operating expenses	40,630	46,445	87,950	89,345

Income from operations:
Equipment	4,428	18,016	6,173	27,893
Expendable Tools	3,762	2,226	6,222	4,725
Total income from operations	8,190	20,242	12,395	32,618

Other income (expense):
Interest income	188	191	362	451
Interest expense	(1)	(242)	(1)	(484)
Interest expense: non-cash	-	(1,958)	-	(3,868)

Income from operations before income taxes	8,377	18,233	12,756	28,717

Provision for income taxes	1,041	1,616	1,816	3,593

Net income	$7,336	$16,617	$10,940	$25,124

Net income per share:
Basic	$0.10	$0.23	$0.15	$0.34
Diluted	$0.10	$0.22	$0.14	$0.33

Weighted average shares outstanding:
Basic	75,166	73,825	75,009	73,683
Diluted	76,553	75,553	76,332	75,160

	Three months ended		Six months ended
	March 30,	March 31,	March 30,	March 31,
Supplemental financial data:	2013	2012	2013	2012

Depreciation and amortization	$4,702	$4,221	$9,504	$8,479

Capital expenditures	$1,787	$1,383	$3,403	$2,881

Equity-based compensation expense:
Cost of sales	$74	$97	$222	$182
Selling, general and administrative	1,925	1,833	4,251	3,444
Research and development	293	463	1,020	866
Total equity-based compensation expense	$2,292	$2,393	$5,493	$4,492

	As of
	March 30,	March 31,
	2013	2012

Backlog of orders	$56,000	$164,000

Number of employees	2,328	2,802

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 30,	September 29,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$498,619	$440,244
Short-term investments	-	-
Accounts and notes receivable, net of allowance for doubtful
accounts of $852 and $937, respectively	117,232	188,986
Inventories, net	45,594	58,994
Prepaid expenses and other current assets	18,467	21,577
Deferred income taxes	3,511	3,515

TOTAL CURRENT ASSETS	683,423	713,316

Property, plant and equipment, net	26,592	28,441
Goodwill	41,546	41,546
Intangible assets	15,798	20,387
Other assets	11,039	11,919

TOTAL ASSETS	$778,398	$815,609

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$26,385	$57,231
Accrued expenses and other current liabilities	38,139	57,946
Income taxes payable	5,558	8,192

TOTAL CURRENT LIABILITIES	70,082	123,369

Deferred income taxes	38,085	37,875
Other liabilities	9,031	10,698

TOTAL LIABILITIES	117,198	171,942

SHAREHOLDERS' EQUITY
Common stock, no par value	461,154	455,122
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	243,460	232,520
Accumulated other comprehensive income	2,942	2,381

TOTAL SHAREHOLDERS' EQUITY	661,200	643,667

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$778,398	$815,609

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	March 30, 2013	March 31, 2012	March 30, 2013	March 31, 2012

Net cash provided by (used in) operations	$(1,662)	$23,623	$56,832	$57,947
Net cash used in discontinued operations	-	(559)	-	(1,045)
Net cash provided by (used in) operating activities	(1,662)	23,064	56,832	56,902

Net cash provided by (used in) investing activities, continuing operations	6,423	(1,383)	1,907	(11,365)

Net cash provided by financing activities, continuing operations	381	967	540	2,543
Effect of exchange rate changes on cash and cash equivalents	(693)	(270)	(904)	(129)
Changes in cash and cash equivalents	4,449	22,378	58,375	47,951
Cash and cash equivalents, beginning of period	494,170	403,761	440,244	378,188
Cash and cash equivalents, end of period	$498,619	$426,139	$498,619	$426,139

Short-term investments & restricted cash	-	-	-	-
Total cash, cash equivalents, restricted cash and short-term investments	$498,619	$426,139	$498,619	$426,139

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